UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2025
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The Goodyear Tire & Rubber Company
(Exact name of registrant as specified in its charter)
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Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 Innovation Way Akron, Ohio 44316-0001
(Address of principal executive offices and zip code)
(330) 796-2121
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01     Completion of Acquisition or Disposition of Assets.

On October 31, 2025, The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), completed the previously announced sale of its polymer chemical business (the “Business”) to G-3 Chickadee Purchaser, LLC, a Delaware limited liability company (the “Purchaser”), for a purchase price of $650 million, subject to adjustments in accordance with the terms of the Asset Purchase Agreement dated as of May 22, 2025 (as amended, the “Agreement”), by and between the Company and the Purchaser (the “Transaction”). At closing, the Company received cash proceeds of approximately $580 million, which reflects working capital adjustments, including the elimination of intercompany receivables. The purchase price remains subject to customary post-closing adjustments as set forth in the Agreement. The Transaction includes the sale of assets primarily related to the Business, including the Business’ chemical plants in Houston, Texas and Beaumont, Texas and a research and development facility in Akron, Ohio.

In connection with the closing of the Transaction, the Company and the Purchaser have entered into certain ancillary commercial agreements, including (a) a master supply agreement, pursuant to which the Purchaser will, or will cause its affiliates to, supply to the Company or its affiliates certain polymer chemical products for a period of fifteen (15) years, (b) a transition services agreement, pursuant to which the Company will provide certain transition services to the Purchaser for a period of up to eighteen (18) months and (c) a patent and know-how license agreement, pursuant to which the Purchaser will license back to the Company certain intellectual property related to the Business for use in connection with the Company’s retained businesses, subject to the terms and conditions set forth therein.

Immediately prior to the closing of the Transaction, on October 30, 2025, the parties entered into Amendment No. 2 to the Agreement (the “Amendment No. 2”), which provided for, among other items, certain clarifications and updates to certain sections of and exhibits to the Agreement and disclosure letter.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement and the first amendment thereto, which were filed with the Securities and Exchange Commission on August 8, 2025 as Exhibit 2.1 and Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, and are incorporated herein by reference, and the full text of Amendment No. 2 which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 2.02     Results of Operations and Financial Condition.

A copy of the News Release issued by the Company on Monday, November 3, 2025, describing its results of operations for the third quarter of 2025, is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

A copy of the News Release issued by the Company announcing the completion of the Transaction is attached hereto as Exhibit 99.2.

The information in this Item 7.01 and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release, dated November 3, 2025
99.2	News Release, dated November 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: November 3, 2025	By:	/s/ Christina L. Zamarro
Christina L. Zamarro
Executive Vice President and Chief Financial Officer